EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS, REAFFIRMS OUTLOOK, PROGRESSES CONSUMER TRANSFORMATION

•
GAAP ("reported") net sales were $1.15 billion, reflecting a 3% decline versus the prior year period. Non-GAAP ("adjusted") net sales increased by approximately 1% excluding the unfavorable impact of currency and exited businesses.

•	Second quarter reported diluted earnings per share ("EPS") was $0.07; adjusted diluted EPS was $0.86 per share.

•
Perrigo Worldwide Consumer reported net sales were $910 million for the second quarter, down 5% year-over-year. Excluding exited businesses and the unfavorable impact of currency, Worldwide Consumer net sales were flat year-over-year.

•	Consumer Self-Care Americas OTC Store Brands grew their leadership positions, gaining market share in nearly every category.

•	Consumer Self-Care International business maintained market share in robust European market that is growing low-to-mid single digits.

•	Prescription Pharmaceuticals net sales of $239 million were 3% higher year-over-year, driven by strong new product launches and continued moderation of pricing pressure.

•
Reaffirms Adjusted EPS Guidance - the Company expects 2019 reported diluted EPS to be in the range of $1.23 to $1.53 and reaffirms 2019 adjusted diluted EPS to be in the range of to $3.75 to $4.05. Guidance includes the Ranir acquisition and Animal Health divestiture, which both closed in July as part of the Company's portfolio reconfiguration to consumer self-care.

Dublin, Ireland - August 8, 2019 - Perrigo Company plc (NYSE; TASE: PRGO) today announced financial results for the second quarter ended June 29, 2019.

President and CEO Murray S. Kessler commented, “The Perrigo transformation to a consumer self-care company, discussed in depth on our Investor Day on May 9, is now in the critically important execution phase. While we are in the early stages, significant progress was made during the second quarter, as evidenced by robust store-brand OTC sales in the USA, solid branded new product sales internationally, a return to strong customer service levels in the USA and the finalization of the Project Momentum $100 million cost-savings program road map. The company also closed on the Ranir (market leading private label oral self-care company) acquisition and the Perrigo Animal Health Division divestiture shortly after quarter-end."

Kessler continued, “This marks the third consecutive quarter Perrigo has delivered on our stated financial goals, which we believe is integral to the re-establishment of management credibility. Transformation activities will help Perrigo return to year-over-year growth for the balance of the year."

Refer to Tables I - V at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Second Quarter Consolidated Results

Perrigo Company plc
(in millions, except earnings per share amounts, unaudited)
(see the attached Tables I - V for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	6/29/2019	6/30/2018	% Change	% Change
Reported Net Sales	$1,149	$1,186	(3.1)%	(1.1)%
Reported Net Income	$9	$36	(75.1)%
Reported Diluted Earnings per Share	$0.07	$0.26	(74.7)%
Reported Diluted Shares	136.5	138.7	(1.5)%

Adjusted Net Sales	$1,127	NA	NA
Adjusted Net Income	$117	$169	(30.5)%
Adjusted Diluted Earnings per Share	$0.86	$1.22	(29.4)%

Reported net sales for the second quarter of calendar year 2019 were approximately $1.15 billion.

Adjusted net sales increased 1% to $1.13 billion, excluding unfavorable currency movements of $24 million, the held-for-sale animal health business of $32 million and $10 million from the exited infant foods business. New product sales of $65 million and increased demand-driven sales in the Consumer Self-Care Americas and RX businesses were partially offset by lower sales in the Consumer Self-Care International business. Discontinued products of $27 million, included $10 million from the exited infant foods business.

Reported net income was $9 million, or $0.07 per diluted share, versus $36 million, or $0.26 per diluted share, in the prior year period. Excluding certain charges as outlined in Table I, second quarter 2019 adjusted net income was $117 million, or $0.86 per diluted share versus $169 million, or $1.22 per diluted share, for the same period last year.

Segment Results

Consumer Self-Care Americas ("CSCA") Segment
(in millions, unaudited)
(see the attached Tables I - V for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	6/29/2019	6/30/2018	% Change	% Change
Reported Net Sales	$582	$597	(2.5)%	(2.5)%
Reported Gross Profit	$197	$203	(2.8)%
Reported Gross Margin	33.8%	33.9%	(10) bps
Reported Operating Income	$108	$65	66.8%
Reported Operating Margin	18.5%	10.8%	770 bps

Adjusted Net Sales	$560	NA	NA
Adjusted Gross Profit	$190	$213	(10.7)%
Adjusted Gross Margin	34.0%	35.7%	(170) bps
Adjusted Operating Income	$114	$129	(11.9)%
Adjusted Operating Margin	20.3%	21.6%	(130) bps

Consumer Self-Care Americas reported net sales of $582 million were 2.5% lower than the prior year period.

Adjusted net sales of $560 million were approximately 1% higher than the prior year period, excluding the held-for-sale animal health business and exited infant foods business. Within CSCA, net sales for the core OTC business, which represent approximately 80% of CSCA net sales, increased more than 4% compared to the prior year period driven by an extended cough/cold season, a good start to the allergy season, as well as increased sales in the gastrointestinal and smoking cessation categories. CSCA also benefited from new product sales of $8 million in the quarter, led by the store brand equivalent of Imodium® Multi-Symptom Relief and cherry ice mini lozenge.

Sales growth was partially offset by 1) lower net sales in the infant nutrition category primarily related to lower infant formula contract manufacturing sales as a number of branded customers made the strategic decision to exit the category, 2) discontinued products of $11 million primarily related to the exit of the infant foods business, and 3) an infant formula recall at a leading customer.

Based on the most recent 52-weeks U.S. MULO data, total OTC retail market dollars grew 1.1% compared to the same 52-weeks a year ago. For the same period, store brand retail dollars grew 1.7%, outpacing national brand growth of 0.8%, resulting in one point of share gain for store brands. Over the most recent 13 weeks, total OTC retail market dollar growth accelerated to 3.5% versus a year ago, led by total store brand retail dollar growth of 3.8%. This acceleration was driven by the extended cough/cold season and good start to the allergy season.

Second quarter reported gross profit margin was 33.8%. Adjusted gross profit margin was 34.0%, or 170 basis points lower than the prior year period, due primarily to the held-for-sale animal health business, which had a relatively higher gross margin, lower net sales from infant formula contract manufacturing and greater operating inefficiencies versus last year. Sequentially, versus first quarter, adjusted gross profit margin increased 150 basis points due primarily to favorable product mix and higher OTC sales volumes.

Reported operating margin was 18.5%. Adjusted operating margin was 20.3%, or 130 basis points lower than the prior year period, due primarily to gross margin flow-through and higher R&D investments to fuel growth. Sequentially, adjusted operating margin increased 200 basis points due to gross profit flow-through and lower SG&A expenses.

Consumer Self-Care International ("CSCI") Segment
(in millions, unaudited)
(see the attached Tables I - V for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	6/29/2019	6/30/2018	% Change	% Change
Reported Net Sales	$328	$358	(8.5)%	(1.8)%
Reported Gross Profit	$155	$173	(10.3)%
Reported Gross Margin	47.4%	48.4%	(100) bps
Reported Operating income (loss)	$(3)	$4	(173.5)%
Reported Operating Margin	(0.9)%	1.1%	(200) bps

Adjusted Gross Profit	$175	$195	(10.1)%
Adjusted Gross Margin	53.5%	54.5%	(100) bps
Adjusted Operating Income	$50	$56	(10.6)%
Adjusted Operating Margin	15.3%	15.6%	(30) bps

Consumer Self-Care International reported net sales were $328 million, or 8.5% lower than the prior year period. On a constant currency basis, net sales were lower by 1.8% compared to the prior year period. New product sales of $30 million were driven primarily by the successful launch of XLS Forte 5, a next generation weight loss product within the lifestyle category, and strong performance by the ACO brand in the dermatological category. Net sales were higher versus last year in the distribution business and analgesics portfolio.

These were more than offset by 1) unfavorable currency movements of $24 million, 2) lower net sales in France due primarily to a restructuring of the sales force to improve efficiency and long-term profitability, 3) lower net sales in the cough/cold and anti-parasites categories, due primarily to relatively weaker seasonal effects across Europe, and 4) discontinued products of $6 million.

According to IRI/InQvia (IMS) data, the markets in which the Company competes have produced low to mid-single-digit growth over the last 12 months, with CSCI maintaining its overall market share.

Reported and adjusted gross margins decreased 100 basis points compared to the prior year period as new product innovations were more than offset by unfavorable product mix, due primarily to the sales force restructuring in France.

Reported operating margin was (0.9)% while the adjusted operating margin was 15.3%. Operating expenses were lower compared to the prior year period due primarily to timing of advertising and promotional investments.

Prescription Pharmaceuticals ("RX") Segment
(in millions, unaudited)
(see the attached Tables I - V for reconciliation to GAAP numbers)

	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	6/29/2019	6/30/2018	% Change	% Change
Reported Net Sales	$239	$232	3.4%	3.4%
Reported Gross Profit	$79	$95	(17.5)%
Reported Gross Margin	32.8%	41.1%	(830) bps
Reported Operating Income	$15	$54	(72.6)%
Reported Operating Margin	6.1%	23.1%	(1,700) bps

Adjusted Gross Profit	$100	$116	(13.8)%
Adjusted Gross Margin	41.7%	50.0%	(830) bps
Adjusted Operating Income	$66	$79	(17.2)%
Adjusted Operating Margin	27.4%	34.1%	(670) bps

RX reported net sales were $239 million in the quarter, or 3.4% higher than the prior year period, due primarily to new product sales of $27 million, improved customer service levels and moderating pricing pressure in the generics industry. Discontinued products were $9 million.

Reported gross margin was 32.8%. Adjusted gross margin was 41.7%, or 830 basis points lower than the prior year period, due primarily to pricing pressure and higher sales volumes of relatively lower margin authorized generic products.

Reported operating margin was 6.1%. Adjusted operating margin was 27.4%, or 670 basis points lower than the prior year period, due primarily to adjusted gross margin flow-through partially offset by lower administrative expenses.

Outlook

•	The Company reaffirms its adjusted diluted EPS to be in the range of to $3.75 to $4.05 per share. Guidance includes the Ranir acquisition and Animal Health divestiture.

•
Potential upside to this adjusted EPS range includes contributions from a launch of the generic version of ProAir® (+ $0.00 – $0.10 cents) and/or incremental cost savings from Project Momentum of up to $0.05.

•	The Company expects an acceleration of net sales growth in the second half of the year driven by Ranir (excluding animal health, exited infant foods and impact of currency).

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is dedicated to making lives better by bringing "Quality, Affordable Self-Care Products™" that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (the “NoA”) issued by the Irish tax authority and the Notice of Proposed Assessment (“NOPA”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in such proceedings would have on operating results, cash flows, and liquidity; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA and the NOPA; potential impacts of ongoing or future government investigations and regulatory initiatives; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives.  Statements regarding the separation of the RX business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. Furthermore, the Company may incur additional tax liabilities in respect of 2016 and prior years or be found to have breached certain provisions of Irish company law in connection with the Company’s restatement of previously-filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2018, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to the animal health business and the infant foods product line as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, and adjusted operating margin, within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-

GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted EPS are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to the animal health business, and the infant foods product line, in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net sales	$1,149.0	$1,186.4	$2,323.5	$2,403.4
Cost of sales	718.2	715.4	1,443.9	1,439.7
Gross profit	430.8	471.0	879.6	963.7

Operating expenses
Distribution	23.7	23.8	47.1	48.5
Research and development	43.9	91.9	84.0	130.3
Selling	140.1	155.2	288.7	316.5
Administration	127.2	96.8	252.3	204.5
Impairment charges	27.8	1.7	31.9	1.7
Restructuring	12.2	3.7	21.5	5.2
Other operating expense (income)	0.9	3.2	(3.2)	6.1
Total operating expenses	375.8	376.3	722.3	712.8

Operating income	55.0	94.7	157.3	250.9

Change in financial assets	(5.5)	(0.6)	(15.9)	9.0
Interest expense, net	31.2	32.1	59.8	63.5
Other (income) expense, net	2.3	7.9	5.5	12.1
Loss on extinguishment of debt	—	—	—	0.5
Income before income taxes	27.0	55.3	107.9	165.8
Income tax expense	18.0	19.1	35.0	48.8
Net income	$9.0	$36.2	$72.9	$117.0

Earnings per share
Basic	$0.07	$0.26	$0.54	$0.84
Diluted	$0.07	$0.26	$0.54	$0.84

Weighted-average shares outstanding
Basic	136.0	138.1	136.0	139.5
Diluted	136.5	138.7	136.3	140.0

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	June 29, 2019	December 31, 2018
Assets
Cash and cash equivalents	$1,055.7	$551.1
Accounts receivable, net of allowance for doubtful accounts of $6.3 and $6.4, respectively	1,117.1	1,073.1
Inventories	940.5	878.0
Prepaid expenses and other current assets	322.1	400.0
Total current assets	3,435.4	2,902.2
Property, plant and equipment, net	824.3	829.1
Operating lease assets	135.4	—
Goodwill and indefinite-lived intangible assets	3,967.8	4,029.1
Definite-lived intangible assets, net	2,675.2	2,858.9
Deferred income taxes	6.8	1.2
Other non-current assets	383.8	362.9
Total non-current assets	7,993.3	8,081.2
Total assets	$11,428.7	$10,983.4
Liabilities and Shareholders’ Equity
Accounts payable	$513.7	$474.9
Payroll and related taxes	126.3	132.1
Accrued customer programs	385.2	442.4
Accrued liabilities	262.7	201.3
Accrued income taxes	104.1	96.5
Current indebtedness	398.8	190.2
Total current liabilities	1,790.8	1,537.4
Long-term debt, less current portion	3,084.4	3,052.2
Deferred income taxes	280.2	282.3
Other non-current liabilities	546.9	443.4
Total non-current liabilities	3,911.5	3,777.9
Total liabilities	5,702.3	5,315.3
Commitments and contingencies - Refer to Note 15
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,395.5	7,421.7
Accumulated other comprehensive income	99.5	84.6
Retained earnings (accumulated deficit)	(1,768.8)	(1,838.3)
Total controlling interest	5,726.2	5,668.0
Noncontrolling interest	0.2	0.1
Total shareholders’ equity	5,726.4	5,668.1
Total liabilities and shareholders' equity	$11,428.7	$10,983.4

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	136.0	135.9

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash Flows From (For) Operating Activities
Net income	$72.9	$117.0
Adjustments to derive cash flows:
Depreciation and amortization	191.5	217.8
Share-based compensation	28.0	22.3
Impairment charges	31.9	1.7
Change in financial assets	(15.9)	9.0
Loss on extinguishment of debt	—	0.5
Restructuring charges	21.5	5.2
Deferred income taxes	9.2	(14.2)
Amortization of debt premium	(3.0)	(3.7)
Other non-cash adjustments, net	26.4	5.1
Subtotal	362.5	360.7
Increase (decrease) in cash due to:
Accounts receivable	(55.3)	(24.3)
Inventories	(78.3)	(99.3)
Accounts payable	41.2	89.2
Payroll and related taxes	(23.0)	(48.4)
Accrued customer programs	(52.8)	33.9
Accrued liabilities	(19.2)	(30.4)
Accrued income taxes	(36.7)	(20.8)
Other, net	19.9	(5.9)
Subtotal	(204.2)	(106.0)
Net cash from (for) operating activities	158.3	254.7
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	1.7	10.3
Purchase of investment securities	—	(7.5)
Royalty Pharma contingent milestone payment	250.0	—
Asset acquisitions	(35.0)	—
Additions to property, plant and equipment	(54.7)	(33.3)
Net proceeds from sale of business and other assets	—	1.3
Net cash from (for) investing activities	162.0	(29.2)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	—	431.0
Payments on long-term debt	(158.9)	(457.3)
Borrowings (repayments) of revolving credit agreements and other financing, net	397.5	(8.2)
Deferred financing fees	—	(2.4)
Issuance of ordinary shares	0.3	—
Repurchase of ordinary shares	—	(265.0)
Cash dividends	(54.8)	(52.8)
Other financing, net	(5.9)	(7.5)
Net cash from (for) financing activities	178.2	(362.2)
Effect of exchange rate changes on cash and cash equivalents	6.1	(15.5)
Net increase (decrease) in cash and cash equivalents	504.6	(152.2)
Cash and cash equivalents, beginning of period	551.1	678.7
Cash and cash equivalents, end of period	$1,055.7	$526.5

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended June 29, 2019
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,149.0	$9.0	$0.07
Adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$74.4	$0.56
Impairment charges	—	27.8	0.20
Restructuring charges and other termination benefits	—	12.2	0.09
Unusual litigation	—	7.0	0.05
Separation and reorganization expense	—	7.5	0.05
Acquisition and integration-related charges and contingent consideration adjustments	—	3.1	0.02
Gain/loss on divestitures	—	0.8	0.01
Loss on investment securities	—	1.8	0.01
Operating results attributable to held-for-sale business*	(22.3)	(3.5)	(0.03)
Change in financial assets	—	(5.5)	(0.04)
Non-GAAP tax adjustments**	—	(17.2)	(0.13)
Adjusted	$1,126.7	$117.4	$0.86

	Diluted weighted average shares outstanding
	Reported		136.5

*Held-for-sale business includes the animal health business.
**The non-GAAP tax adjustments are due to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended June 30, 2018
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,186.4	$36.2	$0.26
Adjustments:
Amortization expense primarily related to acquired intangible assets		$86.5	$0.62
Acquisition and integration-related charges and contingent consideration adjustments		53.2	0.38
Loss on investment securities		6.3	0.05
Restructuring charges and other termination benefits		3.7	0.03
Impairment charges		1.7	0.01
Change in financial assets		(0.6)	—
Non-GAAP tax adjustments*		(18.1)	(0.13)
Adjusted		$168.9	$1.22

	Diluted weighted average shares outstanding
	Reported		138.7
2018 QTD Net Sales excluding the animal health business**
Reported	$1,186.4
Operating results attributable to held-for-sale business***	(31.9)
Adjusted	$1,154.5

*The non-GAAP tax adjustments are due primarily to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items.
**For comparative purposes only.
***Held-for-sale business includes the animal health business.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	June 29, 2019					June 30, 2018
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$582.1	$196.8	$18.8	$70.2	$107.8	$596.9	$202.5	$66.4	$72.4	$64.6
As a % of reported net sales		33.8%	3.2%	12.1%	18.5%		33.9%	11.1%	12.1%	10.8%
Adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$4.7	$—	$(4.5)	$9.2		$10.6	$—	$(4.8)	$15.3
Unusual litigation	—	—	—	(0.2)	0.2		—	—	—	—
Impairment charges	—	—	—	—	—		—	—	—	0.6
Operating results attributable to held-for-sale business*	(22.3)	(11.2)	(0.4)	(7.3)	(3.5)		—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	—		—	(50.0)	—	48.5
Adjusted	$559.8	$190.3	$18.4	$58.2	$113.7		$213.1	$16.4	$67.6	$129.0
As a % of adjusted net sales (2019) / As a % of reported net sales (2018)		34.0%	3.3%	10.4%	20.3%		35.7%	2.7%	11.3%	21.6%

2018 QTD Net Sales excluding the animal health business**
	Reported					$596.9
	Operating results attributable to held-for-sale business*					(31.9)
	Adjusted					$565.0

*Held-for-sale business includes the animal health business.
**For comparative purposes only.

	Three Months Ended					Three Months Ended
	June 29, 2019					June 30, 2018
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$327.5	$155.4	$11.2	$138.0	$(2.9)	$357.9	$173.2	$11.2	$156.5	$4.0
As a % of reported net sales		47.4%	3.4%	42.1%	(0.9)%		48.4%	3.1%	43.7%	1.1%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$19.9	$(0.1)	$(23.8)	$43.8		$21.8	$(0.3)	$(28.4)	$50.4
Impairment charges		—	—	—	—		—	—	—	1.0
Restructuring charges and other termination benefits		—	—	—	9.1		—	—	—	0.5
Adjusted		$175.3	$11.1	$114.2	$50.0		$195.0	$10.9	$128.1	$55.9
As a % of reported net sales		53.5%	3.4%	34.9%	15.3%		54.5%	3.0%	35.8%	15.6%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	June 29, 2019					June 30, 2018
Prescription Pharmaceuticals	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$239.4	$78.6	$13.8	$21.4	$14.7	$231.6	$95.3	$14.4	$22.6	$53.6
As a % of reported net sales		32.8%	5.8%	8.9%	6.1%		41.1%	6.2%	9.8%	23.1%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$21.2		$(0.1)	$21.3		$20.6		$(0.2)	$20.8
Separation and reorganization expense		—		(0.8)	0.8		—		—	—
Impairment charges		—		—	27.8		—		—	—
Acquisition and integration-related charges and contingent consideration adjustments		—		—	0.9		—		—	4.7
Adjusted		$99.8		$20.5	$65.5		$115.9		$22.4	$79.1
As a % of reported net sales		41.7%		8.6%	27.4%		50.0%		9.7%	34.1%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended
	March 30, 2019
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$581.8	$184.0	$15.6	$73.3	$94.2
As a % of reported net sales		31.6%	2.7%	12.6%	16.2%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$5.4		$(4.7)	$10.1
Unusual litigation		—		(1.2)	1.2
Impairment charges		—		—	4.1
Restructuring charges and other termination benefits		—		—	0.8
Acquisition and integration-related charges and contingent consideration adjustments		—		—	(4.1)
Adjusted		$189.4		$67.4	$106.3
As a % of reported net sales		32.5%		11.6%	18.3%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	June 29, 2019	June 30, 2018	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$1,149.0	$1,186.4	(3.1)%	2.0%	(1.1)%
CSCA	$582.1	$596.9	(2.5)%	—%	(2.5)%
CSCI	$327.5	$357.9	(8.5)%	6.7%	(1.8)%
RX	$239.4	$231.6	3.4%	—%	3.4%

Consolidated	$1,149.0	$1,186.4
Less: animal health	(22.3)	(31.9)
Less: infant foods	(0.8)	(10.0)
	$1,125.9	$1,144.5	(1.6)%	2.1%	0.5%

CSCA	$582.1	$596.9
Less: animal health	(22.3)	(31.9)
Less: infant foods	(0.8)	(10.0)
	$559.0	$555.0	0.7%	0.1%	0.8%

Worldwide Consumer
CSCA	$582.1	$596.9
CSCI	327.5	357.9
	$909.6	$954.8	(4.7)%	2.4%	(2.3)%
Less: animal health	(22.3)	(31.9)
Less: infant foods	(0.8)	(10.0)
	$886.5	$912.9	(2.9)%	2.7%	(0.2)%

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2019 CONSOLIDATED GUIDANCE(1)
(in millions)
(unaudited)

Full Year
2019 EPS Guidance
Reported(2)	$1.23 - $1.53
Amortization expense related primarily to acquired intangible assets	2.20
Impairment charges	0.23
Unusual litigation	0.20
Restructuring charges and other termination benefits	0.16
Separation and reorganization expense	0.13
Acquisition-related charges and contingent consideration adjustments	0.09
Losses on investment securities	0.06
Change in financial assets	(0.12)
Operating results attributable to held-for-sale business*	(0.03)
Tax effect of non-GAAP adjustments	(0.40)
Adjusted	$3.75 - $4.05

(1) Guidance table includes Q1 and Q2 actual results for all reconciling line items, plus estimated amortization expense, separation and reorganization expense, unusual litigation, acquisition-related charges and the corresponding tax effect for Q3-Q4.

(2) Guidance excludes Q2-Q4 impact related to the Royalty Pharma contingent milestone payments.

TABLE V (continued)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	June 29, 2019	June 30, 2018	Total Change
Consolidated adjusted net sales	$1,126.7	NA	(5.0)%
Consolidated adjusted net income	$117.4	$168.9	(30.5)%
Consolidated adjusted EPS	$0.86	$1.22	(29.4)%

Adjusted net sales
CSCA	$559.8	NA	(6.2)%

Adjusted gross profit
CSCA	$190.3	$213.1	(10.7)%
CSCI	$175.3	$195.0	(10.1)%
RX	$99.8	$115.9	(13.8)%

Adjusted gross margin
CSCA	34.0%	35.7%	(170) bps
CSCI	53.5%	54.5%	(100) bps
RX	41.7%	50.0%	(830) bps

Adjusted operating income
CSCA	$113.7	$129.0	(11.9)%
CSCI	$50.0	$55.9	(10.6)%
RX	$65.5	$79.1	(17.2)%

Adjusted operating margin
CSCA	20.3%	21.6%	(130) bps
CSCI	15.3%	15.6%	(30) bps
RX	27.4%	34.1%	(670) bps